EXHIBIT 99.1

Point Therapeutics Announces Publication of Study Confirming In Vivo Anti-Tumor Activity of Talabostat

    BOSTON--(BUSINESS WIRE)--Aug. 2, 2004--Point Therapeutics, Inc. (NASDAQ: POTP) announced today that a study investigating its lead product candidate talabostat (PT-100) has been published in the August edition of Cancer Research. The study is entitled "PT-100, a Small Molecule Dipeptidyl Peptidase Inhibitor, has Potent Anti-Tumor Effects and Augments Antibody-mediated Cytotoxicity via a Novel Immune Mechanism."
    The preclinical study showed that talabostat slowed growth or caused regression and rejection of certain experimental tumors in mice in vivo. The authors demonstrated that the anti-tumor effect of talabostat appears to involve tumor-specific cytotoxic T lymphocytes
(CTL) and protective immunological memory. Increased mRNA expression of cytokines and chemokines known to promote T cell and other innate effector cells activity was also observed.
    In addition, study data showed talabostat's ability to augment the anti-tumor activity of rituximab and trastuzumab in human tumor xenograft models. Antibody-dependent toxicity in these models can be mediated by innate effector cells responsive to the cytokines and chemokines upregulated by talabostat.
    "Talabostat was found to have potent anti-tumor effects in vivo both as a single agent and in combination with tumor-specific antibodies," stated co-author Dr. Barry Jones, Point Therapeutics Senior Vice President of Research. "It is an extremely interesting and promising therapeutic candidate for the treatment of certain human cancers. These results and others have provided the preclinical rationale for the Company's current clinical trial strategy."

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of a variety of malignant tumors and certain hematopoietic disorders, and as vaccine adjuvants. Point's lead product candidate, talabostat, has the potential to inhibit the growth of certain malignant tumors and to reconstitute the hematopoietic system.
    In 2004, Point has initiated four Phase 2 clinical studies in three different tumor types. These studies include evaluating talabostat in combination with Taxotere(R) in advanced non-small cell lung cancer, as a single-agent and in combination with cisplatin in advanced melanoma, and in combination with rituximab in patients with chronic lymphocytic leukemia. In addition, Point is currently testing talabostat in combination with rituximab in a Phase 1 human clinical study in patients with hematologic malignancies, such as non-Hodgkin's lymphoma. Point is also developing talabostat as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments.
    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain the necessary regulatory approvals, (iii) obtain external funding to finance the operations and
(iv) obtain and enforce intellectual property rights, as well as the risk factors described in Amendment No.2 to Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on June 1, 2004, and from time to time in Point's other reports filed with the Securities and Exchange Commission.

    CONTACT: Point Therapeutics, Inc.
             Richard N. Small, 617-933-2130
             or
             Investor Relations:
             The Trout Group
             Ritu Baral, 212-477-4007 Ext. 25